SCHEDULE 14A
                          (Rule 14a-101)
              INFORMATION REQUIRED IN PROXY STATEMENT
                      SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant To Section 14(a) of the Securities
           Exchange Act of 1934 (Amendment No. __________)

FILED BY THE REGISTRANT  [ X ]

FILED BY A PARTY OTHER THAN THE REGISTRANT  [   ]

CHECK THE APPROPRIATE BOX:

[   ]  PRELIMINARY PROXY STATEMENT   [  ]  CONFIDENTIAL, FOR USE OF THE
                                           COMMISSION ONLY
[   ]  DEFINITIVE PROXY STATEMENT          (AS PERMITTED BY RULE 14A-6(E)(2))

[ X ]  DEFINITIVE ADDITIONAL MATERIALS

[   ]  SOLICITING MATERIAL PURSUANT TO RULE 14A-11(C) OR RULE 14A-12

                             HFNC FINANCIAL CORP.
               ------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   ------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE
(CHECK THE APPROPRIATE BOX):  (PREVIOUSLY PAID BY WIRE TRANSFER)

[   ]  $125 PER EXCHANGE ACT RULE 0-11(C)(1)(II), 14A-6(I)(1),
       OR 14A-6(I)(2), OR ITEM 22(A)(2) OF SCHEDULE 14A.

[   ]  $500 PER EACH PARTY TO THE CONTROVERSY PURSUANT TO EXCHANGE
       ACT RULE 14A-6(I)(3).

[   ]  FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES
       14A-6(I)(4) AND 0-11.

       (1)   Title of each class of securities which transaction applies:

       (2)   Aggregate number of securities to which transactions applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)   Proposed maximum aggregate value of transaction:


       (5)   Total fee paid:

       FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)   Amount previously paid:

       (2)   Form, schedule or registration statement no.:

       (3)   Filing party:

       (4)   Date filed:

                               [HFNC Letterhead]



                                                            December 12, 1996


Dear Stockholder:

      On November 29, 1996, we mailed you proxy materials in connection with our Special Meeting of Stockholders to be held Monday, December 30, 1996. With those materials we enclosed a proxy card for you to complete.

      According to our latest records, we have not received your proxy for this meeting.

      Your vote is important. We ask that you give the proxy material your prompt attention. Please sign and return the enclosed proxy card in the envelope provided so that your shares are represented at the meeting. The Board of Directors unanimously recommends that you vote "FOR" each matter to be considered.

      Because there are sometimes delays in the mail deliveries, particularly at this time of the year, please sign and return the enclosed proxy even if you returned the original.

      Thank you for your attention to this matter.

                                        Very truly yours,


                                        /s/ H. Joe King, Jr.
                                        ___________________

                                        H. Joe King, Jr.
                                        President and Chief Executive Officer